UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, Austin, Texas, 78701
 (Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: (512) 687-3427

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events

On May 7, 2013, the Arbitration Tribunal issued its ruling under the 1976 UNICITRAL RULES related to the arbitration proceeding between Sky Petroleum, Inc. (the “Registrant”) and the Ministry of Economy, Trade and Energy of Albania, acting by and through the National Agency of Natural Resources of Albania arising from the termination of the Production Sharing Contract dated June 24, 2010 (“PSC”).  The Arbitration Tribunal ruled that (i) AKBN provided proper notice of the termination of the PSC to the Registrant on July 22, 2011, for the Registrant’s failure to deliver a conforming bank guarantee to AKBN by July 22, 2011, and (ii) the PSC was properly terminated on November 17, 2011.  The Arbitration Tribunal condemned the Registrant to reimburse AKBN for total fees and expenses in connection with the Arbitration proceeding in the amount of EUR 382,774.37.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

May 8, 2013	By: /s/ Michael Noonan Michael Noonan Interim Chief Financial Officer

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